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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Seagull Energy Corporation:

         We consent to the incorporation by reference in the following Registration Statements of Seagull Energy Corporation of our reports dated January 31, 1994, except the last three paragraphs of Note 17, Subsequent Events, which are as of March 11, 1994, relating to the consolidated balance sheets of Seagull Energy Corporation and Subsidiaries as of December 31, 1993 and 1992 and the related consolidated statements of earnings, shareholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993 which reports appear or are incorporated by reference in the December 31, 1993 Annual Report on Form 10-K of Seagull Energy Corporation:

         a.        Form S-8, Seagull Thrift Plan (2-72014).
         b. Form S-8, Seagull Energy Corporation 1981 Non-Qualified and Incentive Stock Option Plan (2-80834).
         c.        Form S-8, ENSTAR Natural Gas Company Thrift Plan (33-14463).
         d. Forms S-8 and S-3, Seagull Energy Corporation 1983 Stock Option Plan (2-93087).
         e. Forms S-8 and S-3, Seagull Energy Corporation 1986 Stock Option Plan (33-22475).
         f. Form S-8, Seagull Energy Corporation 1990 Stock Option Plan (33-43483).
         g. Form S-8, Seagull Energy Corporation 1993 Stock Option Plan (33-50643).
         h. Form S-8, Seagull Energy Corporation 1993 Nonemployee Directors' Stock Option Plan (33-50645).





KPMG PEAT MARWICK



Houston, Texas
March 28, 1994